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                                                                      EXHIBIT 11

                  FIRST USA PAYMENTECH, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                     Three Months Ended September 30, 1996

                 (Dollars in Thousands, except per share data)

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

                                                  Three Months Ended September 30,
                                                  --------------------------------
                                                         1996           1995
                                                     -----------    -----------
Primary
-------
Net income.......................................    $    (3,284)   $       689
                                                     -----------    -----------
Weighted average common and common
  equivalent shares outstanding
    Average common share outstanding.............     31,703,181     24,411,081
    Common stock equivalents--stock options......        420,578            --
    Weighted average common and common
      equivalent shares..........................     32,123,759     24,411,081
                                                     ===========    ===========
Net income per share.............................    $     (0.10)   $      0.03
                                                     ===========    ===========

Fully diluted
-------------
Net income.......................................    $    (3,284)   $       689
                                                     -----------    -----------
Weighted average common and common
  equivalent shares outstanding
    Average common share outstanding.............     31,703,181     24,411,081
    Common stock equivalents--stock options......        455,745            --
                                                     -----------    -----------
    Weighted average common and common
      equivalent shares..........................     32,158,926     24,411,081
                                                     ===========    ===========
    Net income per share assuming full dilution..    $     (0.10)   $      0.03
                                                     ===========    ===========
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